UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHNAGE ACT OF 1934

Date of Report: April 5, 2013

Commission File Number: 001-35768

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	26-4480276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
11921 Freedom Drive, Suite 250, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 840-2410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 5, 2013, WashingtonFirst Bankshares, Inc. (the “Company”), the holding company for WashingtonFirst Bank, issued a press release announcing that its Board of Directors declared a share dividend in the amount of five one-hundredths (.05) shares of common stock of the Company, par value $0.01 per share, and Series A non-voting common stock of the Company, par value $0.01 per share, payable on or about May 17, 2013, to stockholders of record at the close of business on April 26, 2013. Cash will be paid in lieu of fractional shares of common stock and Series A non-voting common stock. A copy of the press release announcing the declaration is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits. The press release dated April 5, 2013 is being filed with this Current Report on Form 8-K.

Number	Description
99.1	Press Release issued by WashingtonFirst Bankshares, Inc. dated April 5, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
WASHINGTONFIRST BANKSHARES, INC.

April 5, 2013	/s/ Richard D. Horn
Date	Richard D. Horn
General Counsel and Secretary